As filed with the Securities and Exchange Commission on September 30, 2005

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 (RULE 14a-101)
                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))
[x]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material under ss.240.14a-12


                          OVATION PRODUCTS CORPORATION
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)   Title of each class of securities to which transaction applies:
      (2)   Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)   Proposed maximum aggregate value of transaction:
      (5)   Total fee paid:

[ ]   Fee paid previously with preliminary materials:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offset fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:
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      (3)   Filing Party
      (4)   Date Filed:

                              [Ovation Letterhead]


                                                              September 30, 2005

To Our Stockholders:

      You are cordially invited to attend Ovation Products Corporation's Annual Meeting of Stockholders. The meeting will be held at Ovation's corporate offices located at 395 East Dunstable Road, Nashua, New Hampshire, on Friday, October 28, 2005 at 10:00 a.m., Eastern time.

      At the annual meeting you will be asked to consider and approve the election of directors, the ratification of the independent auditor's appointment for the year 2005 and an increase in the number of shares of common stock that may be issued or delivered under our 1999 Stock Option Plan.

      Information about the annual meeting and the business to be considered and voted upon at the annual meeting is included in the accompanying notice of annual meeting and proxy statement. We encourage you to read and consider carefully the information contained in the proxy statement. In addition, you may find supplementary information about our company from documents we have filed with the Securities and Exchange Commission ("SEC").

      Your vote is important regardless of the number of shares you own. We urge you to complete, sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the meeting. Returning a proxy card will not prevent you from attending the annual meeting and voting in person, but will ensure that your vote is counted if you are unable to attend the meeting.

      Thank you for your interest and participation.

                                    Sincerely,

                                    /s/ William Zebuhr
                                    ------------------------------
                                    William Zebuhr
                                    Chairman of the Board


                                    /s/ Robert R. MacDonald
                                    ------------------------------
                                    Robert R. MacDonald
                                    Chief Executive Officer



      Neither the SEC nor any state securities commission has approved or disapproved of the proposals being submitted to a vote, passed upon the merits or fairness of the proposals, or passed upon the adequacy or accuracy of the disclosure in this proxy statement. Any representation to the contrary is a criminal offense.

                          OVATION PRODUCTS CORPORATION
                             395 East Dunstable Road
                           Nashua, New Hampshire 03062
                                 (603) 891-3224

                           --------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           --------------------------
To Our Stockholders:

      NOTICE IS HEREBY GIVEN that an annual meeting of stockholders of Ovation Products Corporation will be held at Ovation's corporate offices located at 395 East Dunstable Road, Nashua, New Hampshire, on Friday, October 28, 2005 at 10:00 a.m., Eastern time, for the following purposes:

1. To re-elect William Zebuhr, Robert MacDonald, William Lockwood, Dr. Louis Padulo, Laurie Lewandowski, Nathan Fetting, Yiannis Monovoukas and Kevin Kreisler, who are currently serving as members of our board of directors, to serve until the next annual meeting of stockholders or until their successors are elected and qualified ("Proposal 1");

2. To ratify the appointment of Wolf & Company, P.C. as independent auditors of Ovation for the fiscal year ending December 31, 2005 ("Proposal 2");

3. To approve an increase of 1,500,000 shares in the number of shares of common stock that may be issued or delivered under our 1999 Stock Option Plan ("Proposal 3"); and

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof. The board of directors is not aware of any other business to come before the annual meeting.

      These proposals are more fully described in the proxy statement that accompanies this notice. Please read the proxy statement carefully when determining how to vote on these proposals.

      The election of directors under Proposal 1 requires a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Approvals of Proposal 2 and Proposal 3 require the affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting. This proxy statement is being mailed to holders of Ovation's common stock.

      The board of directors has fixed the close of business on October 3, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournment or postponement thereof.

      Ovation's board of directors recommends that you vote "FOR" Proposal 1, Proposal 2 and Proposal 3.

      A proxy card accompanies this notice of annual meeting and the proxy statement. Whether or not you expect to attend the annual meeting, please complete, sign and date the enclosed proxy card and return it promptly. If you plan to attend the annual meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted.

      All stockholders are cordially invited to attend the meeting.

                                    By Order of the Board of Directors


                                    /s/ William Zebuhr
                                    ------------------------------
                                    William Zebuhr
                                    Chairman of the Board

Nashua, New Hampshire
September 30, 2005

                                TABLE OF CONTENTS

                                                                            Page

EXPLANATORY NOTE.............................................................1

INFORMATION ABOUT THE MEETING................................................1

      Voting at the Meeting..................................................1

      Revocation of Proxies..................................................2

      Solicitation of Proxies................................................2

      Record Date, Quorum and Required Vote..................................2

PROPOSAL 1: ELECTION OF DIRECTORS............................................3

      General................................................................3

      The Nominees...........................................................3

      Corporate Governance Matters...........................................5

      Contacting the Board of Directors......................................5

      Compensation of Directors..............................................5

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS..............6

      Fees Paid to Independent Auditors......................................6

PROPOSAL 3: INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE
      ISSUED OR DELIVERED UNDER OVATION'S 1999 STOCK OPTION PLAN.............7

      General Description of the Plan........................................7

      Certain Federal Tax Consequences.......................................9

      Historical Plan Benefits..............................................10

FORWARD-LOOKING STATEMENTS..................................................12

MANAGEMENT..................................................................13

EXECUTIVE COMPENSATION......................................................14

      Summary Compensation Table............................................14

      Option Grants in 2004.................................................14

      Option Exercises and Holdings.........................................14

      Employment Contracts and Termination of Employment and
            Change-In-Control Agreements....................................15

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..............16

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................18

OTHER BUSINESS..............................................................23

STOCKHOLDER PROPOSALS.......................................................23

REPORTS.....................................................................23

WHO CAN HELP ANSWER YOUR QUESTIONS?.........................................23

APPENDIX A: OVATION PRODUCTS CORPORATION 1999 STOCK OPTION PLAN............A-1

                          OVATION PRODUCTS CORPORATION
                             395 EAST DUNSTABLE ROAD
                           NASHUA, NEW HAMPSHIRE 03062

                   ------------------------------------------

                                 PROXY STATEMENT

                   For the 2005 Annual Meeting of Stockholders
                     To Be Held on Friday, October 28, 2005

                   ------------------------------------------

                                EXPLANATORY NOTE

      On September 30, 2005, Ovation Products Corporation held a special meeting of its stockholders in which, among other things, Ovation's stockholders approved a conversion of all of our series of preferred stock into common stock, a three-for-one stock split of our common stock and an increase in the authorized shares of our common stock. The approval of the proposals at the special meeting materially affected the capital structure of Ovation, as more fully described in the definitive proxy statement for the special meeting, as amended, which was filed with the Securities and Exchange Commission on September 13, 2005. The information presented in this proxy statement for Ovation's annual meeting of stockholders gives effect to the changes in the capital structure and rights of stockholders resulting from the approval of actions at the September 30, 2005 special meeting. All share numbers in this proxy statement give effect to the conversion of the preferred stock, the exchange of certain outstanding warrants and the reverse stock split.

      When used in this proxy statement, the terms "Company," "Ovation," "we," "our," "ours" and "us" refer to Ovation Products Corporation, unless otherwise specified or the context requires otherwise.

                          INFORMATION ABOUT THE MEETING

      This proxy statement is being furnished to all holders of common stock of Ovation Products Corporation in connection with the solicitation by its board of directors of proxies to be used at the annual meeting of stockholders to be held on October 28, 2005 at 10:00 a.m., Eastern time, at Ovation's corporate offices, located at 395 East Dunstable Road, Nashua, New Hampshire, and at any adjournments thereof. This proxy statement is first being mailed to stockholders on or about September 30, 2005.

Voting at the Meeting

      Regardless of the number of shares of common stock owned, it is important that stockholders be represented by proxy or present in person at the annual meeting. A proxy card is enclosed. Stockholders are requested to vote by completing the proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. Proxies solicited by the board of directors of Ovation will be voted in accordance with directions given in the proxy card.

      Ovation is seeking the re-election of William Zebuhr, Robert MacDonald, William Lockwood, Dr. Louis Padulo, Laurie Lewandowski, Nathan Fetting, Yiannis Monovoukas and Kevin Kreisler by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. In addition, Ovation is seeking the ratification of the independent auditor's appointment for the year 2005 and the approval of an increase in the number of shares of common stock that may be issued or delivered under our 1999 Stock Option Plan by the affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting. Where no instructions are indicated, proxies will be voted FOR the proposals.

      The board of directors knows of no additional matters that will be presented for consideration at the annual meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, which may properly come before the annual meeting or any adjournments thereof.

Revocation of Proxies

      A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Secretary of Ovation, by delivering to Ovation a duly executed proxy bearing a later date, or by attending the annual meeting, filing a notice of revocation with the Secretary and voting in person. However, if you are a stockholder whose shares are not registered in your name, you will need additional documentation from the record holder of your shares to vote personally at the meeting.

Solicitation of Proxies

      The cost of solicitation of proxies in the form enclosed will be borne by Ovation. Proxies also may be solicited personally or by telephone, or by directors, officers, and regular employees of Ovation, without additional cost to us. We have not engaged a proxy solicitor. We also will request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

Record Date, Quorum and Required Vote

      The securities that may be voted at the annual meeting consist of shares of common stock, with each share entitling its owner to one vote on all matters to be voted on at the meeting.

      The close of business on October 3, 2005 has been established by the board of directors as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting and any adjournments thereof. As of September 30, 2005, there were 9,798,579 shares of common stock outstanding.

      The presence, in person or by proxy, of at least a majority of the total number of shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting. The re-election of directors under Proposal 1 requires a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Approvals of Proposal 2 and Proposal 3 require the affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting. We will treat shares of common stock represented by proxies that reflect abstentions as shares that are present and entitled to vote for the purpose of determining the presence of a quorum at the annual meeting and for the purpose of determining the outcome of any question submitted to the stockholders for a vote.

                        PROPOSAL 1: ELECTION OF DIRECTORS

General

      Our Board of Directors currently consists of nine members. Directors are elected at the annual meeting of the stockholders by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Each director serves until the next annual meeting of stockholders or until his successor is elected and qualified.

      Our Board of Directors presents for action at the annual meeting the re-election of the following eight directors who are currently serving as members of our board of directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified. If any nominee is unable or declines to serve, the proxy solicited herewith may be voted for the election of another person in his or her stead at the discretion of the proxies. The Board of Directors knows of no reason to anticipate that this will occur.

The Nominees

      Set forth below is information with respect to the nominees for election:

      Name                 Age   Position
      ------------------   ---   --------------------------------------------
      William Zebuhr       62    Chairman, Director

      Robert MacDonald     60    Chief Executive Officer and Director

      William Lockwood     57    President, Chief Operating Officer, Director

      Dr. Louis Padulo     68    Director

      Laurie Lewandowski   53    Director

      Nathan Fetting       43    Director

      Yiannis Monovoukas   44    Director

      Kevin Kreisler       32    Director


      William Zebuhr

      Mr. Zebuhr, the founder of our Company, became Ovation's Chairman in June 2005. Mr. Zebuhr has been a director since 1996 and previously served as Chairman from 1996 to December 2001. From 1996 until May 2005, Mr. Zebuhr also served as Ovation's Chief Executive Officer. From 1992 to 1995, he was co-founder and President of Dynaproducts, a company that developed the first motorized dental flosser. The technology was licensed to a major consumer products company in 1998. From 1985 to 1991 he was the founder, chief fund-raiser, and CEO of American Thermal Corporation. At American Thermal he invented and guided the development of the Pressure Transfer Module (PTM), a revolutionary advance in hot water heater technology which enabled the development of unpressurized low-cost water heaters. Mr. Zebuhr received a B.S. and an M.S. in Mechanical Engineering in 1966 from Cornell University. He holds 22 United States patents.

      Robert MacDonald

      Mr. MacDonald became Ovation's Chief Executive Officer in June 2005. Mr. MacDonald has been a director since 1996 and was Chairman from January 2002 to May 2005. Since 1997, Mr. MacDonald has been President, Chief Executive Officer and Chairman of the board of directors of BiosGroup, Inc., a consulting and software development company founded by Ernst & Young and Dr. Stuart Kauffman (of the Santa Fe Institute) specializing in the application of complexity theory for Fortune 500 clients. Mr. MacDonald also is a member of the board of directors of Commodicast and Genpathway which were founded by BiosGroup and is a member and the chairman of the board of directors of Nutech Solutions which acquired the consulting and software development assets of BiosGroup in 2003. Mr. MacDonald received a B.S. in Engineering Physics in 1966 and a M.S. in Electrical Engineering in 1967 from Cornell University, and a M.B.A. from Harvard Business School in 1973.

      William Lockwood

      Mr. Lockwood has been our President, Chief Operating Officer and a director since April 2000. He had been involved with Ovation on a part-time basis between 1996 and 1999, after which point he became a full-time employee of the Company. From 1996 to 2000, he was a Principal of Plexus Research, a leading engineering consulting firm engaged in projects for the electric power industry, where he specialized in business development strategies and valuations for emerging technologies. Mr. Lockwood received a B.A. from Michigan State University in 1970, an M.B.A. from Michigan State in 1971, and passed the New Hampshire CPA examination in 1992.

      Dr. Louis Padulo

      Dr. Padulo has been a director since June 1998 and Vice Chairman since May 2004. Since 1997, Dr. Padulo has served as a consultant to several organizations and is President Emeritus of a highly successful business incubator, the University City Science Center in Philadelphia. Prior to that, he was a professor at Stanford before becoming Dean of Engineering at Boston University, President of the University of Alabama in Huntsville, and CEO of the University City Science Center in Philadelphia. Dr. Padulo received a B.S. in Electrical Engineering from Fairleigh Dickinson University, a M.S. in Electrical Engineering from Stanford University and a Ph.D. from Georgia Institute of Technology.

      Laurie Lewandowski

      Ms. Lewandowski has been a director since January 2001. Since 1981, Ms. Lewandowski has held various positions at S.J. Electro Systems, Inc., our strategic partner, and has served as its Chief Executive Officer since 1985.

      Nathan Fetting

      Mr. Fetting has been a director since January 2001. Since 1989, Mr. Fetting has served as the Chief Financial Officer of S.J. Electro Systems, Inc. Mr. Fetting has received a B.S. in Accounting from the University of North Dakota.

      Yiannis Monovoukas

      Dr. Monovoukas has been a director since October 2002. Dr. Monovoukas is currently President and CEO of TEI Biosciences, Inc., a tissue engineering and regenerative medicine company, which he joined in April 2001. From 1996 to 2001, he was the President, Chief Executive Officer and Chairman of Thermo Fibergen, a publicly traded subsidiary of the Thermo Electron Corporation. Thermo Fibergen, now Kadant Composites, is a world leader in cellulose-based controlled-release carriers for the delivery of agricultural chemicals and in fiber-based engineered composite materials. Dr. Monovoukas holds an MBA from Harvard Business School, a B.S. degree from Columbia University, and a Masters and Ph.D. degrees from Stanford University, all in chemical engineering. His Ph.D. thesis work focused on the nucleation, growth and optical properties of colloidal crystals made from nanoparticles of high surface charge density.

      Kevin Kreisler

      Mr. Kreisler has been a director since August 2005. He is the Chairman of the Board and Chief Executive Officer of GreenShift Corporation (OTC Bulletin
Board: "GSHF"), a business development company whose mission is to develop and support companies and technologies that facilitate the efficient use of natural resources and catalyze transformation environmental change. Mr. Kreisler has over fifteen years of diversified business experience specifically including the operation of publicly-traded companies. He also serves as Chairman of the Boards of Veridium Corporation (OTC Bulletin Board: VRDM) and INSEQ Corporation (OTC Bulletin Board: INSQ). From 2002 until February 2005 Mr. Kreisler served as the Chief Executive Officer of Veridium Corporation, an environmental services business. Mr. Kreisler was Veridium's President from 2000 to 2002, and a Vice President from 1998 to 2000. Mr. Kreisler is a graduate of Rutgers University College of Engineering (B.S., Civil and Environmental Engineering, 1994), Rutgers University Graduate School of Management (M.B.A., 1995), and Rutgers University School of Law (J.D., 1997). Mr. Kreisler is admitted to practice law in New Jersey and the United States District Court for the District of New Jersey.

Corporate Governance Matters

      Ovation's Board of Directors has not yet designated any committee of the Board. The entire Board of Directors acts as Ovation's Audit Committee as specified in section 3(a)(58)(B) of the Exchange Act of 1934, as amended.

      The Board of Directors believes that, as long as the Company's securities are not publicly traded and are held by a relatively small number of shareholders, it is appropriate for Ovation not to have a nominating committee and to entrust the nomination process in the hands of the entire Board of Directors. The Board of Directors has not adopted a charter to regulate the nomination process. Not all the members of the Board of Directors are independent as defined under the NASD Marketplace Rules.

      Under agreements dated August 6, 2005, pursuant to which, among other things, GreenShift Corporation committed to purchase an aggregate of 600,000 shares of our common stock, Ovation agreed that GreenShift Corporation shall be permitted to designate a nominee for election to Ovation's Board of Directors. GreenShift Corporation has designated Mr. Kevin Kreisler as such nominee.

      Generally, in considering potential new directors, the Board of Directors will review individuals from various disciplines and backgrounds, and consider the following qualifications: broad experience in business, finance or administration; familiarity with national business matters; familiarity with Ovation's industry; and prominence and reputation. The Board will consider nominees recommended by security holders, provided such nominees are qualified as described above. Security holders can mail any such recommendations at least 45 days prior to the Company's annual meeting date, including the criteria outlined above, to the Chief Executive Officer, Ovation Products Corporation, 395 East Dunstable Road, Nashua, New Hampshire, 03062.

      During the year ended December 31, 2004, there were 5 meetings of the Board of Directors and 2 unanimous consents in lieu of meetings of the Board of Directors. All directors, other than Mr. Beverly Shaw, attended at least 75% of the aggregate number of meetings of the Board. Ovation requests, but does not require, each member of the Board of Directors to attend each annual stockholder meeting. Seven of the members of our Board of Directors attended last year's annual meeting.

Contacting the Board of Directors

      Stockholders who wish to communicate with the Board may do so by mailing any such communications to the Chief Operating Officer, Ovation Products Corporation, 395 East Dunstable Road, Nashua, New Hampshire, 03062. All communications are distributed to the Board of Directors.

Compensation of Directors

      There are currently no standard or other arrangements pursuant to which non-employee directors of Ovation are compensated for their services and during 2004, no payments were made to members of our Board of Directors for their services as directors.

         The Board of Directors unanimously recommends a vote "FOR" the re-election of the eight directors named above.

         PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Board of Directors has elected the firm of Wolf & Company, P.C. as Ovation's independent auditors for the year ending December 31, 2005. Wolf & Company, P.C. have served as our independent auditors since 2004. Ratification of such appointment requires the affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

      Representatives of Wolf & Company, P.C. are expected to attend the annual meeting, at which time they will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Fees Paid to Independent Auditors

      During fiscal year 2004, Ovation engaged Wolf & Company, P.C. for professional services rendered as follows:

      Audit Fees

      Audit Fees in the amount of $60,000 were billed for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2004; and Audit Fees in the amount of $53,000 were billed for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2003.

      Audit-Related Fees

      Audit-Related Fees in the amount of $6,000 were billed for professional services rendered in connection with a private placement memorandum.

      All Other Fees

      The Company did not engage Wolf & Company, P.C. to provide professional services other than those described above during the year ended December 31, 2004.

      The Board of Directors has considered the services rendered by Wolf & Company, P.C. other than the audit of the Company's financial statements and has determined that the provision of these services is compatible with maintaining the independence of Wolf & Company, P.C.

         The Board of Directors unanimously recommends a vote "FOR" the ratification of the appointment of the independent auditors.

PROPOSAL 3: INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED
              OR DELIVERED UNDER OVATION'S 1999 STOCK OPTION PLAN

      Ovation is seeking the affirmative vote of a majority of the holders of its common stock to approve an amendment to Ovation's 1999 Stock Option Plan to increase the number of shares of common stock that may be issued or delivered under our 1999 Stock Option Plan by 1,500,000 shares.

      Approval of this proposal requires the affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

      Ovation's 1999 Stock Option Plan (the "Plan"), included as Appendix A to this proxy statement, currently provides that the aggregate number of shares of common stock which may be issued or delivered under the Plan is 1,350,000 shares, subject to adjustment and substitution in the event of a stock split, stock dividend, or other similar change in our common stock or capital structure. We propose to increase this number by an additional 1,500,000 shares such that the aggregate number of shares of common stock that may be issued or delivered under the Plan shall be 2,850,000 shares.

      As of September 30, 2005, the Board of Directors has granted options to purchase 1,312,452 shares of common stock under the Plan, all of which are still outstanding, at a weighted-average exercise price of $1.71 per share. The number of shares of common stock that remain available for future issuances under the Plan as of September 30, 2005 is 37,548. Ovation does not have any equity compensation plans not subject to security holders' approval.

      An increase in the number of shares of common stock that may be issued or delivered under the Plan is required in order to allow Ovation to grant additional awards under the Plan. The Board of Directors believes that the grant of awards under the Plan will encourage eligible directors, employees and consultants of Ovation to increase their efforts to make Ovation more successful, will provide additional inducement for such individuals to remain with Ovation and will provide a means through which we may attract able persons to join Ovation.

      The board of directors unanimously recommends that you vote "FOR" the increase in the number of shares of common stock that may be issued or delivered under Ovation's 1999 Stock Option Plan.

      A general description of the principal terms of the Plan is set forth below. This description is qualified in its entirety by the terms of the Plan, a copy of which is included as Appendix A to this proxy statement. Capitalized terms used in the following description shall have the meaning ascribed to such terms in the Plan.

General Description of the Plan

      Purpose. The purpose of the Plan is to encourage eligible Directors, employees and consultants of Ovation to increase their efforts to make Ovation more successful, to provide additional inducement for such individuals to remain with Ovation, to reward such individuals by providing the opportunity to acquire the common stock of Ovation on favorable terms and to provide a means through which we may attract able persons to join Ovation.

      Shares Reserved for Issuance under the Plan and Possible Awards. A total of 1,350,000 shares of common stock are currently reserved for issuance under the Plan, subject to adjustment and substitution in the event of a stock split, stock dividend, or other similar change in our common stock or capital structure. Subject to stockholder approval, the number of shares of common stock that may be issued or delivered under the Plan will be increased by 1,500,000 shares such that the aggregate number of shares of common stock that may be issued or delivered under the Plan will be 2,850,000 shares.

      The Board of Directors has the authority to grant "incentive stock options" pursuant to Section 422 of the Code, "nonstatutory stock options," or both types of stock options (but not in tandem). The Board also has the authority to grant stock appreciation rights in addition to nonstatutory stock options, alternative stock appreciation rights in conjunction with nonstatutory stock options or incentive stock options, or stock appreciation rights without related stock options. The stock options and stock appreciation rights that may granted under the Plan are sometimes collectively referred to below as "awards." The aggregate fair market value of all shares issuable upon exercise of all incentive stock options which become exercisable by a Key Employee (as defined below) for the first time during any calendar year may not exceed $100,000.

      Administration. The Plan is administered by the Board of Directors. The Board may appoint a Stock Option Committee comprised of two or more members to act on behalf of the Board in administering the Plan. As of the date hereof, no such committee was appointed by the Board.

      Eligibility. Ovation's directors, consultants and employees ("Key Employees") who share the primary responsibility for the management, growth or protection of the business of Ovation are eligible to receive stock options and/or stock appreciation rights under the Plan. Only employees of Ovation (that are considered Key Employees) are eligible to receive incentive stock options. The Board of Directors has full and final authority to grant awards under the Plan and, in its discretion, to determine the individuals to whom awards shall be granted and the number of shares to be covered by each award. In determining the eligibility of any individual, as well as in determining the number of shares covered by each award, the Board shall consider the position and the responsibilities of the individual being considered, the nature and value to Ovation of his or her services, his or her present and/or potential contribution to the success of Ovation and such other factors as the Board may deem relevant.

      The Plan allows grants to directors, consultants and employees of any subsidiary of Ovation in which Ovation owns at least 50% of the total combined voting power of all classes of stock. Ovation currently does not have any such subsidiary.

      Terms and Conditions of Awards. Each stock option granted under the Plan shall be confirmed by a stock option agreement. Stock appreciation rights which are granted without a related stock option shall be confirmed by a stock appreciation rights agreement.

      No stock option or stock appreciation right shall be exercisable during the first six months of its term (except if the optionee dies during such six-month period). The term of any nonstatutory stock option granted under the Plan may not be for more than ten years and six months from the date of grant. The term of any incentive stock option or alternative stock appreciation rights granted in conjunction with an incentive stock option, may not be for more than ten years from the date of grant (or five years if granted to any Key Employee who owns stock representing more than 10% of the combined voting power of Ovation or any parent or subsidiary of Ovation). Alternative stock appreciation rights granted in conjunction with an incentive stock option may not be exercised until the then fair market value of the common stock exceeds the option price. The Board may provide for additional restrictions on the exercise of awards.

      The purchase price at which each stock option may be exercised shall be determined by the Board, except that (i) in the case of incentive stock options granted to any Key Employee who owns stock representing more than 10% of the combined voting power of Ovation or any parent or subsidiary of Ovation, the exercise price may not be less than 110% of the fair market value per share of the common stock on the date of grant; (ii) in the case of incentive stock options, the exercise price may not be less than 100% of the fair market value of the common stock on the date of grant; and (iii) in the case of nonstatutory stock options, the exercise price may not be less than the grater of the par value of the common stock or 50% of the fair market value per share of the common stock on the date of grant. If stock appreciation rights are granted without a related stock option, the Board shall determine the base price per share for such rights which shall not be less than the greater of the par value of the common stock or 50% of the fair market value per share of the common stock on the date of grant. The exercise or purchase price is generally payable in cash or in shares of common stock.

      Termination of Service. An award may not be exercised after the termination date of such award as set forth in the award agreement. In addition, in the event that the employment of a Key Employee is voluntarily terminated with the consent of Ovation or a Key Employee retires under any retirement plan of Ovation, any then outstanding incentive stock option held by such Key Employee may be exercised only within three months after the date of termination. If a Key Employee becomes disabled and his or her employment is voluntarily terminated with the consent of Ovation, any outstanding incentive stock option held by such Key Employee may be exercised only within one year after the date of termination. Nonstatutory stock options and stock appreciation rights granted without a related stock option, which are held by participants whose employment or services terminate voluntarily and with the consent of Ovation or who retire under any retirement plan of Ovation, are exercisable only within one year after the date of termination. Awards may be so exercised following the termination of service or employment only to the extent that they are exercisable on the date of termination. Following the death of a director or Key Employee, any awards held by such director or Key Employee shall be exercisable in full (whether or not so exercisable on the date of death, but subject to restrictions related to incentive stock options) and may be exercised within one year after the date of death. Upon termination of services or employment for any reason other than as set forth above, the rights of the terminated participant shall terminate at the time of such termination. Where an award agreement permits a participant to exercise an award following termination of service, the award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the award, whichever comes first.

      Transferability of Awards. Under the Plan, awards are transferable only by will or by the laws of decent and distribution. During the lifetimes of a participant, only he or she may exercise his or her awards.

      Adjustment and Substitution. The Plan provides for adjustments of the number of shares underlying the awards and their exercise price if a dividend or other distribution is declared upon the common stock payable in shares of common stock. In addition, the Plan provides for the substitution of the number and kind of shares underlying the awards under the Plan in the event that the outstanding shares of common stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of Ovation or another corporation, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation. If any adjustment to the number of shares subject to the Plan requires the approval of stockholders then no such adjustment shall be made without the approval of the stockholders. In addition, the Board may elect not to make or to revise an adjustment or substitution in certain cases where such adjustment or substitution shall affect the status of an incentive stock option.

      Amendment and Termination. The Board may at any time amend, revoke or terminate the Plan. No award may be granted under the Plan subsequent to August 26, 2009. The Board may not revoke or terminate any outstanding award and must obtain stockholders approval for (i) an increase in the total number of shares which may be issued or delivered under the plan, (ii) changes in the class of eligible directors or employee, or (iii) extend the periods during which awards may be granted. No amendment or termination shall, without the written consent of the holder of an award, adversely affect the rights of such holder with respect to his or her award. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code and the rules of any applicable stock exchange or national market system, we will obtain stockholder approval of any amendment to the Plan in such a manner and to such a degree as required.

Certain Federal Tax Consequences

      The following summary of the federal income tax consequences of Plan transactions is based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss non-U.S., state or local tax consequences or guidance that may be issued by the Treasury Department under Section 409A of the Code.

      Nonstatutory Stock Options. The grant of a nonstatutory stock option under the Plan will not result in any federal income tax consequences to the participant or to Ovation. Upon exercise of a nonstatutory stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. Ovation is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as Ovation withholds the appropriate taxes with respect to such income (if required) and the participant's total compensation is deemed reasonable in amount. Any gain or loss on the participant's subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. Ovation does not receive a tax deduction for any such gain.

      In the event a nonstatutory stock option is amended, such option may be considered deferred compensation and subject to the rules of new Section 409A of the Code, which provide rules regarding the timing of payment of deferred compensation. A nonstatutory stock option granted with an exercise price less than the fair market value of the Ovation's stock on the date of grant will be considered deferred compensation and subject to the rules of new Section 409A of the Code. An option subject to Section 409A of the Code which fails to comply with the rules of Section 409A, can result in an additional 20% tax obligation, plus penalties and interest. Currently how the additional tax and penalties and interest will be applied is unclear.

      Incentive Stock Options. The grant of an incentive stock option under the Plan will not result in any federal income tax consequences to the participant or to Ovation. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and Ovation receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of common stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. Ovation is not entitled to any deduction under these circumstances.

      If the participant fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. Ovation, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the participant's total compensation is deemed reasonable in amount.

      The "spread" under an incentive stock option -- i.e., the difference between the fair market value of the shares at exercise and the exercise price -- is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant's alternative minimum tax liability exceeds such participant's regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the participant must sell the shares within the same calendar year in which the incentive stock options are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.

      In the event an incentive stock option is amended, such option may be considered deferred compensation and subject to the rules of new Section 409A of the Code, which provide rules regarding the timing of payment of deferred compensation. An option subject to Section 409A of the Code which fails to comply with the rules of Section 409A, can result in an additional 20% tax obligation, plus penalties and interest. Currently how the additional tax and penalties and interest will be applied is unclear. In addition, the amendment of an incentive stock option may convert the option from an incentive stock option to a nonstatutory stock option.

      Stock Appreciation Rights. Recipients of stock appreciation rights ("SARs") generally should not recognize income until the SAR is exercised (assuming there is no ceiling on the value of the right). Upon exercise, the participant will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value the shares, if any, received upon such exercise. Participants who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of an SAR. Participants will recognize gain upon the disposition of any shares received on exercise of an SAR equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year.

      Ovation will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as Ovation withholds the appropriate taxes with respect to such income (if required) and the participant's total compensation is deemed reasonable in amount.

      To the extent that an SAR is settled in cash, such SAR will be considered deferred compensation and subject to the rules of new Section 409A of the Code, which provide rules regarding the timing of payment of deferred compensation. An SAR subject to Section 409A of the Code which fails to comply with the rules of
Section 409A, can result in an additional 20% tax obligation, plus penalties and interest. Currently how the additional tax and penalties and interest will be applied is unclear.

Historical Plan Benefits

      The number of options or other awards that an individual may receive under the Plan is in the discretion of the Board of Directors and therefore cannot be determined in advance. The common stock of Ovation is not publicly traded and therefore, the market value of the common stock underlying the option granted under the Plan is determined in good faith by the Board. The following table sets forth the total number of shares of Ovation's common stock subject to options granted under the Plan to the listed persons and groups through September 30, 2005 and the average per share exercise price of the options:

                                                        Weighted Average per
                                         Number of         Share Exercise
      Name and Position               Options Granted     Price of Options
      -----------------------------   ---------------   --------------------

      All current executive               635,700             $1.87
      officers as a group(1)

      All current directors
      who are not executive
      officers as a group                  42,000             $1.13

      William Zebuhr(1)                    92,700             $1.67

      Robert MacDonald                    366,000             $1.67

      William Lockwood                     75,000             $1.67

      Dr. Louis Padulo                     24,000             $0.73

      Laurie Lewandowski                       --                --

      Nathan Fetting                           --                --

      Yiannis Monovoukas                   12,000             $1.67

      Kevin Kreisler                           --                --

      All employees, including
      all current officers who
      are not executive
      officers, as a group                110,364             $0.74

      ------------------

      (1) Includes options to purchase 13,200 shares of common stock held by Ms. Christina McKinley, the wife of Mr. William Zebuhr, our Chairmen of the Board and a director.

                           FORWARD-LOOKING STATEMENTS

      Any statements in this proxy statement and the documents incorporated by reference in and attached to this proxy statement about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as "believe," "will likely result," "expect," "will continue," "anticipate," "estimate," "intend," "plan," "projection," "would" and "outlook." Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this proxy statement. Such statements may include, but not be limited to:

      o     predictions as to whether we attain product sales,

      o     our ability to continue as a going concern,

      o     our ability to achieve profitability,

      o     our ability to manufacture our product on a commercial scale,

      o     our ability to protect our proprietary rights, and

      o     the existence of a liquid market for our securities.

      Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward looking statements. Statements in this proxy statement describe factors, among others, that could contribute to or cause such differences. You should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

                                   MANAGEMENT

      The following table lists our directors and executive officers as of September 30, 2005:

      Name                 Age   Position
      ------------------   ---   --------------------------------------------
      William Zebuhr       62    Chairman, Director

      Robert MacDonald     60    Chief Executive Officer and Director

      William Lockwood     57    President, Chief Operating Officer, Director

      Fred Becker          60    Vice-President of Engineering

      Dr. Louis Padulo     68    Director

      Beverly Shaw         71    Director

      Laurie Lewandowski   53    Director

      Nathan Fetting       43    Director

      Yiannis Monovoukas   44    Director

      Kevin Kreisler       32    Director


      Biographical information follows for the Director and Executive Officer whose information is not already described under "Proposal 1: Election of Directors" above.

      Beverly Shaw

      Mr. Shaw has been a director since 1998. Since 1995, Mr. Shaw has been a materials science and project management consultant. The author of numerous technical papers and the holder of eight patents, Mr. Shaw retired from Raytheon in 1995 where he managed a central materials center providing development and problem solving services to other divisions. Previously, he was a Vice President at the following companies: BTU Engineering Inc., Asoma Chemicals Inc., and International Materials Inc. Mr. Shaw has received a B.Sc. in Metallurgy and a Licentiate of the Institution of Metallurgists from London University in 1956. Mr. Shaw also attended Harbridge House for Engineering Management and Advanced Management in 1974.

      Fred Becker

      Mr. Becker, our Vice-President of Engineering, joined Ovation in May 2001. From 1998 to 2001, Mr. Becker was President of the Thermo Technologies division of Thermo Electron Corporation. In that position, he was responsible for defining and implementing strategic technology and commercialization business plans for the company, as well as managing the overall business activities. Specific areas of opportunity focused on creating new products in the commercial and residential appliance markets. Mr. Becker received a B.S.M.E. degree from the University of Pittsburgh, a M.S.M.E. from the Massachusetts Institute of Technology, and a M.B.A. from Northeastern University. He has authored or co-authored over 60 technical publications and holds 13 United States patents in various areas.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table provides certain summary information concerning compensation paid or accrued during the last three years to our Chief Executive Officer, the three most highly compensated executive officers other than our Chief Executive Officer who were serving as executive officers at the end of the last completed fiscal year, or our Named Executive Officers:

                                               Annual Compensation                 Long-Term Compensation
                                         -------------------------------   ---------------------------------------
                                                                           Restricted   Securities
                                                            Other Annual     Stock      Underlying     All Other
Name and Principal Position       Year    Salary    Bonus   Compensation   Awards ($)   Options (#)   Compensation
-------------------------------   ----   --------   -----   ------------   ----------   -----------   ------------

William Zebuhr.................   2004   $120,000      --             --           --            --   $         --
  Chief Executive Officer(1)      2003   $120,000      --             --           --        34,500   $         --
                                  2002   $120,000      --             --           --        45,000   $         --

William Lockwood...............   2004   $120,000      --             --           --            --   $         --
  President and Chief Operating   2003   $120,000      --             --           --        15,000   $         --
  Officer                         2002   $120,000      --             --           --        60,000   $         --

Fred Becker....................   2004   $130,000      --             --           --            --   $         --
  Vice President of Engineering   2003   $130,000      --             --           --        15,000   $      5,592(2)
                                  2002   $130,000      --             --           --        12,000   $         --

------------
(1)   Mr. Zebuhr served as Chief Executive Officer until May 2005.
(2)   Represents finder's fee paid to Mr. Becker in August 2003.


Option Grants in 2004

      There were no option or stock appreciation rights grants to our Chief Executive Officer and our other Named Executive Officers in 2004.

Option Exercises and Holdings

      The following table sets forth information concerning option exercises and the value of unexercised options held by our Chief Executive Officer and our other Named Executive Officers named in the summary compensation table as of December 31, 2004:

                                                          Number of Securities
                                                         Underlying Unexercised
                                                            Options Held at         Value of Unexercised
                                                           December 31, 2004            In-The-Money
                                                      ---------------------------     Options Held at
Name                   Exercised (#)   Realized ($)   Exercisable   Unexercisable   December 31, 2004(1)
--------------------   -------------   ------------   -----------   -------------   --------------------
William Zebuhr(1)...               0              0        32,625          46,875               $132,500
William Lockwood....               0              0        36,750          38,250                125,000
Fred Becker.........               0              0        66,000          36,000                170,000

(1)   Mr. Zebuhr served as Chief Executive Officer until May 2005.

Employment Contracts and Termination of Employment and Change-In-Control Agreements

      We have no employment contracts in place with William Zebuhr, William Lockwood or Fred Becker, although we depend on their continued service for our success.

      We entered into an employment contract with Robert MacDonald on June 1, 2005 pursuant to which he will act as the Company's Chief Executive Officer. Mr. MacDonald had previously served as Chairman of Ovation's Board of Directors from January 2002 through May 2005.

      Under the terms of the Employment Agreement:

      o     Mr. MacDonald will receive a base salary of $150,000 per year;

      o Mr. MacDonald will be eligible to receive a discretionary incentive or other cash bonus, which shall be awarded by Ovation's Board of Directors. Following Ovation achieving profitability, Mr. MacDonald will be eligible to receive a cash bonus targeted at not less than 30% of his base salary;

      o Mr. MacDonald will be eligible to receive stock options in under Ovation's 1999 Stock Option Plan. The Employment Agreement provides that the following awards will be issued to Mr. MacDonald:

            o Options to purchase 300,000 of Ovation's common stock at an exercise price of $1.67 per share to be granted on the effective date of the Employment Agreement. These options will vest 25% immediately and the balance vesting monthly over a period of 48 months;

            o Options to purchase 60,000 shares of Ovation's common stock at an exercise price determined at time of grant by the Board of Directors to be fair market value and to be granted upon Ovation raising $3 million of equity or debt capital or corporate partner funding after the date of the Employment Agreement. These options will vest 50% immediately and the balance monthly over 24 months;

            o Options to purchase 90,000 shares of common stock at an exercise price determined at time of grant by the Board of Directors to be fair market value and to be granted upon Ovation raising $5 million of cumulative equity or debt capital or corporate partner funding after the date of the Employment Agreement. These options will vest 50% immediately and the balance monthly over 24 months; and

            o Options to purchase 150,000 shares of Ovation common stock at an exercise price determined at time of grant by the Board of Directors to be fair market value and to be granted upon the earlier of (a) Ovation raising $10 million of cumulative equity or debt capital or corporate partner funding after the date of the Employment Agreement, or (b) the Company achieving annual profitability over a period consisting of four consecutive financial quarters. These options will vest 50% immediately and the balance monthly over 24 months.

            In the event of an initial public offering or a change in control, or the sale of all or substantially all of Ovation's assets, all stock options awarded to Mr. MacDonald will vest immediately. The options granted to Mr. MacDonald may be exercised until the earlier of 5 years following the termination of Mr. MacDonald's employment or 10 years after grant.

      The Employment Agreement provides that if Ovation terminates Mr. MacDonald's employment without Cause (as defined in the Employment Agreement) or Mr. MacDonald terminates his employment for Good Reason (as defined in the Employment Agreement):

            o Mr. MacDonald shall receive a lump sum amount equal to one month's salary for each full year of employment; and

            o All unvested stock options or stock awards which have not yet vested or being issued but were scheduled to vest or be issued within three months after the date of termination, shall vest or be issued, respectively, immediately upon such termination.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth the beneficial ownership of our outstanding capital stock as of September 30, 2005 by (1) each person known to us to be the beneficial owner of more than five percent of our common stock, (2) each of our directors or executive officers and (3) all directors and executive officers as a group.

      The number of shares beneficially owned by each entity, person, director or executive officer is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual shall have the right to acquire as of November 29, 2005, 60 days after September 30, 2005, through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power, or shares such powers with his or her spouse, with respect to the shares set forth in the following table.

                                                    Amount and
                                                    Nature of
Name and Address                                    Beneficial   Percent of
of Beneficial Owner                                 Ownership      Class
-------------------------------------------------   ----------   ----------
5% Stockholders:

WMS Enterprises (1) .............................    1,351,195         12.3%
S.J. Electro Systems, Inc. (2) ..................    1,243,692         11.3%
Nicholas Negroponte (3) .........................      742,415          7.0%
Abby Rockefeller ................................      642,325          6.6%
Wistar Morris (4) ...............................      662,274          6.3%
Anthony Low-Beer (5) ............................      543,000          5.3%

Directors and Executive Officers:

William Zebuhr (6) ..............................      807,600          7.6%
Dr. Louis Padulo (7) ............................      251,804          2.5%
William Lockwood (8) ............................      180,000          1.8%
Robert MacDonald (9) ............................      218,138          2.2%
Frederick Becker (10) ...........................       91,500          1.0%
Beverly Shaw (11) ...............................       21,000           *
Laurie Lewandowski (12) .........................    1,243,692         11.3%
Nathan Fetting (12) .............................    1,243,692         11.3%
Yiannis Monovoukas (13) .........................       39,000           *
Kevin Kreisler (14) .............................      375,000          3.8%
Directors and Officers as a group (10 persons) ..    3,227,734         24.8%

------------
* Less than 1%

(1) The number of shares beneficially owned consists of 1,208,892 shares of our common stock issuable upon exercise of warrants and options to purchase shares of our common stock (which options and warrants are exercisable within 60 days of September 30, 2005). Wilfred M. Sherman possesses voting rights and control over shares issued to Wilfred M. Sherman, WMS Enterprises, and WMS Family Trust.

(2) The number of shares beneficially owned includes warrants to purchase 36,000 shares of our common stock.

(3) The number of shares beneficially owned includes 288,455 shares of our common stock which are directly beneficially owned by an investment fund managed by Mr. Negroponte.

(4) The number of shares beneficially owned includes shares of our common stock issuable upon exercise of options and warrants to purchase an aggregate of 37,500 shares of our common stock (which options and warrants are exercisable within 60 days of September 30, 2005), 153,258 shares of common stock issued to a family-owned investment fund managed by Mr. Morris, and 108,258 shares which are beneficially owned by Mr. Morris' wife.

(5) The number of shares beneficially owned includes 300,000 shares of common stock directly beneficially owned by an investment fund controlled by Mr. Low-Beer.

(6) The number of shares beneficially owned includes: shares of our common stock issuable upon the exercise of options to purchase 53,250 shares of our common stock (which options are exercisable within 60 days of September 30, 2005) and upon the exercise of options to purchase 3,150 shares of our common stock (which options are exercisable within 60 days of September 30, 2005), and 42,150 shares of common stock, both which are directly beneficially owned by Mr. Zebuhr's wife.

(7) The number of shares beneficially owned includes shares of our common stock issuable upon exercise of options and warrants to purchase an aggregate of 21,000 shares of our common stock (which options and warrants are exercisable within 60 days of September 30, 2005), and 79,252 shares of common stock which are directly beneficially owned by Dr. Padulo's wife.

(8) The number of shares beneficially owned includes shares of our common stock issuable upon the exercise of options to purchase 54,000 shares of our common stock (which options are exercisable within 60 days of September 30, 2005).

(9) The number of shares beneficially owned consists of shares of our common stock issuable upon the exercise of options to purchase 149,438 shares of our common stock (which options are exercisable within 60 days of September 30, 2005).

(10) The number of shares beneficially owned consists of shares of our common stock issuable upon the exercise of options to purchase 91,500 shares of our common stock (which options are exercisable within 60 days of September 30, 2005).

(11) The number of shares beneficially owned includes shares of our common stock issuable upon the exercise of options to purchase 3,000 shares of our common stock (which options are exercisable within 60 days of September 30, 2005).

(12) Ms. Lewandowski and Mr. Fetting may be deemed to beneficially own the shares directly beneficially owned by S.J. Electro Systems, Inc. due to their positions as officers of S.J. Electro Systems, Inc.

(13) The number of shares beneficially owned consists of shares of our common stock issuable upon the exercise of options to purchase 9,000 shares of our common stock (which options are exercisable within 60 days of September 30, 2005).

(14) GreenShift Corporation is contractually committed to purchase an additional 450,000 shares of common stock over the next three months, which purchase will be issued in conjunction with warrants to purchase 900,000 shares of common stock. GreenShift has elected to convert the warrants to purchase the common stock into 675,000 shares of common stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Lease Agreements

      In November 2004, the Company and William Zebuhr, our founder and Chairman, entered into a lease, which remains in effect until November 2006, for the lease of the 3,000 square feet of combined laboratory, research and development, prototype manufacturing and office space which comprises our main facility. Pursuant to the terms of the lease, we pay Mr. Zebuhr $2,500 per month. We also rent 1,950 square feet of manufacturing space in Nashua, New Hampshire, which was rented from a third party commencing in November 2003 for a monthly rate of $700, and is rented on a month-to-month basis. The Company believes that the lease terms are as favorable to the Company as would be available from an unaffiliated party.

WMS Enterprises

      In August 1997, we entered into a series of agreements with WMS including a Debenture Purchase Agreement, a License Agreement, and a Distribution Agreement. The Debenture Purchase Agreement provided for the purchase of $180,000 aggregate principal amount of convertible debentures (the "WMS Convertible Debentures"), which was funded $40,000 at closing and monthly amounts of $20,000 in the following seven months. The WMS Convertible Debentures were convertible, at WMS' option, into shares of our common stock at a conversion price of $0.83 per share, subject to adjustments. Any outstanding WMS Convertible Debentures would automatically be converted into shares of common stock at the conversion price upon the consummation of a public offering raising at least $2,000,000 in proceeds. WMS also was granted the right of first offer to purchase, pro rata, a portion of any new securities that we may propose to issue and sell. WMS' pro rata share of new securities is calculated as WMS' total owned or issuable stock holdings as a percentage of the Company's total outstanding equity securities. This right expired 30 days after execution of the agreement. The WMS Convertible Debentures carried an interest rate of prime plus one percent (1%) (6.25% at December 31, 2004) per annum, payable quarterly. Amounts outstanding on the WMS Convertible Debentures at December 31, 2003 and 2004 were $60,000 and $0, respectively.

      In September 2000, we reached an agreement with WMS to convert all outstanding accrued interest on the WMS Convertible Debentures into a demand note (the "WMS Demand Note") which carried an interest rate of prime plus one percent (1%) (6.25% at December 31, 2004) payable monthly with an additional 5% due upon default of monthly payments. In conjunction with this agreement, we issued certain warrants to purchase shares of our common stock. In addition, all future interest accruing on the WMS Convertible Debentures and the WMS Demand Note would be satisfied monthly by the issuance of a promissory note for the interest due, plus a warrant to purchase the same dollar amount of common stock at the lower of the then market price or $2.50. We also issued additional WMS Demand Notes on these same terms for amounts due to WMS for interest and an initial installment provided in 2001 and 2002 totaling $60,000 and $20,020, respectively. In 2003, WMS advanced us $160,000 in additional WMS Demand Notes and converted the $60,000 WMS Convertible Debenture that came due in 2003 into a WMS Demand Note.

      In conjunction with the issuance of the WMS Demand Notes, the Company issued WMS common stock purchase warrants with a fair value of $193,263 which were recorded as a discount on the WMS Demand Notes.

      Interest expense on the WMS Convertible Debentures and WMS Demand Notes for the six months ended June 30, 2005, was $18,542.

      In June 2004, we renegotiated our outstanding 1997 Debenture Purchase Distribution and License Agreements with WMS, consolidating the two into an Amended and Restated Debt Agreement (the "Debt Agreement") and a Restated License Agreement (the "Revised License"). Pursuant to the Debt Agreement, the outstanding WMS Convertible Debentures and WMS Demand Notes were consolidated into a single note and all warrants previously issued to WMS and all contractual rights to purchase shares of our common stock that WMS previously enjoyed (related to the WMS Convertible Debentures) were replaced by two new warrants. Additionally, and as part of the new Debt Agreement, WMS purchased $100,000 in shares of our Series C Preferred Stock. The Debt Agreement contains multiple covenants, including a negative covenant restricting our ability to enter into any transaction selling or transferring more than fifty percent (50%) of our common stock, unless all debt owed to WMS is repaid at the closing. In event of default, the debt balances outstanding shall become due and payable immediately. The Debt Agreement provides WMS with a right of first offer to purchase a pro rata portion of securities we may offer in the future, subject to certain exceptions (including an initial public offering). The amounts due under the Debt Agreement carry an interest rate of prime plus 1% (6.25% at December 31, 2004) and are due January 2, 2005 with six possible six month extensions, each at our option. Each extension would require us to issue WMS a warrant to purchase 150,000 shares of common stock at $1.67 per share. At December 31, 2004, we issued WMS additional warrants to purchase 150,000 shares of common stock for the first possible loan extension, extending the maturity date to July 2005, as well as warrants to purchase 45,000 shares of common stock for a prior loan extension past December 31, 2003. In conjunction with the Debt Agreement, the warrants previously issued to WMS totaling 289,458 shares exercisable at $1.67 per share and the rights to purchase shares under the WMS Convertible Debentures were exchanged for two warrants to purchase an aggregate of 216,000 and 512,892 shares of our common stock exercisable at $0.83 and $1.67 per share, respectively. The warrants each have a term of ten years. Because the warrants were issued in conjunction with the debt consolidation and extension, the relative fair value of the warrants, $322,106, was recorded as additional paid in capital and a debt discount on the Note Payable. The total discount is being amortized to interest expense over the term of the Debt Agreement. For the six months ended June 30, 2005, there was no non-cash interest expense related to the amortization of these discounts.

      In March 2005, Ovation exercised its second of five six-month extensions on the WMS Note Payable, extending the maturity date to January 2006. In exchange for the extension, Ovation issued to WMS a warrant to purchase 150,000 shares of common stock at $1.67 per share with a term of ten years. The fair value of the warrant was recorded as non-cash interest expense at March 31, 2005 in the amount of $196,892.

      In September 2005, Ovation exercised its third of five six-month extensions on the WMS Note Payable, extending the maturity date to July 2006. In exchange for the extension, Ovation issued to WMS a warrant to purchase 150,000 shares of common stock at $1.67 per share with a term of ten years. The fair value of the warrant was recorded as non-cash interest expense at September 30, 2005 in the amount of $196,202.

      Amounts outstanding on the Demand Notes at December 31, 2004 and June 30, 2005 were $478,535. The Note Payable has been classified as a current liability as it is due to mature within a year.

      The Revised License grants WMS a license to manufacture, use, market, distribute and/or sell a counter-top version of our Clean Water Appliance. It also grants WMS the right to sublicense the sale, distribution and manufacture counter-top distillers that incorporate our distillation technology, subject only to the Company's review and approval, which shall not be unreasonably withheld. The Revised License provides exclusivity in the United States, Canada, and Mexico so long as WMS pays the Company certain minimum royalties. In addition, WMS agrees to pay royalties to the Company on product sales, subject to minimum royalty payments. Sales by sublicensees will render the same royalty payments as though the sales were made directly by WMS. In order to maintain the exclusivity of the Revised License, WMS must pay the Company minimum royalties equal to $50,000 for the first year of production and distribution, and amounts increasing $25,000 per year for each subsequent year up to a maximum of $200,000 per year. Should these royalties not be paid within 45 days of the end of each annual period, Ovation will have the option to convert the license to a non-exclusive status. Additionally, WMS will pay the Company royalties as a percentage of total product sales, payable quarterly and based on total payments made to WMS by its customers. The royalty percentages are tiered based on sales volume; WMS will pay Ovation 6%, 5%, and 4% for the first $20 million, the next $50 million, and sales over $70 million, respectively, in sales per year. The quarterly royalty payments are due within 45 days of quarter-end, subject to termination of the License by Ovation if WMS fails to make a payment more than two times in one year. After an initial five-year term starting from date of first commercial shipment, the Revised License will be automatically renewed annually thereafter, and may be terminated upon six months written notice by the Company if WMS fails to attain certain sales targets or royalty levels, or by WMS if the Revised License is rendered non-exclusive. Prior to December 31, 2005, WMS may terminate the Revised License on 30 days' prior written notice and upon such termination, the Company will issue WMS a five-year warrant to purchase 90,000 shares of the Company's common stock at an exercise price of $1.67 per share. Should the Company provide licensing to any other third party during the term of the Revised License, it will be deemed to have provided WMS a like license, except that WMS would not be obligated to pay any engineering or reimbursement costs that the original license may contemplate.

      The Distribution Agreement provided for the supply of product by the Company at least as favorable as the best discount rate offered by the Company to any of its customers. The Distribution Agreement shall run for an initial five-year term commencing on the date of first product manufacture. Thereafter, the Distribution Agreement shall be renewable for three successive five-year periods unless terminated at the sole discretion of WMS prior to the end of the then-current period.

S.J. Electro Systems, Inc.

      Laurie Lewandowski, who is Chief Executive Officer of S.J. Electro Systems, Inc., and Nathan Fetting who is Chief Financial Officer of S.J. Electro Systems, Inc., are directors of Ovation and are nominated for re-election under Proposal 1.

      In conjunction with the issuance of 480,000 shares of Series A Preferred Stock for proceeds of $1,800,000 on December 29, 2000, payable in twelve consecutive monthly installments of $150,000, the Company entered a Strategic Alliance Agreement (the "Agreement") with S.J. Electro Systems, Inc. ("SJE"), an international distributor of septic system appliances, to develop, market, sell and distribute the Company's distillation technology. Ovation will be responsible for the design, development, and testing of the distillation technology to be included in a septic device, and SJE will be responsible for the external testing, development and sale of a standard control panel for the resulting septic device, as well as marketing, sales and distribution of the septic device itself. The two companies will form a task force to manage the project and track project expenditures and revenues. At the end of each calendar year, the task force will finalize an annual business plan of the alliance for the following year, which includes targeted geographic markets, product development activities, sales objectives, expense budget, planned financial statements, pricing policies, planned distribution, and critical issues and strategies. At the end of each fiscal year, the task force also will finalize a three-year plan, which includes each item specified in the annual business plan. After the signing of the Agreement and until the end of the quarter which is immediately prior to the first quarter in which the alliance realizes a net profit, the companies will receive reimbursement for all expenditures properly incurred by either party to perform its responsibilities relating to the alliance and which is approved by the task force, including, but not limited to, the detailed itemization of proper expenditures set forth in the Agreement. Reimbursements are distributed as a proportion of the project revenues equal to the total project expenditures incurred by a party divided by the total project expenditures incurred by both parties. Due to prolonged cash constraints and consequent delays in production, this process has not yet been executed. For each fiscal quarter that project revenues result in a profit, the companies will share the profit 50% each. As part of the Agreement, the Company granted an exclusive license to SJE in its intellectual property for use in certain septic appliances. Under the Agreement, SJE will be responsible for developing and maintaining market channels for products incorporating Ovation's distillation technology. As part of the agreement, the Company granted SJE with exclusive distribution rights in the United States, Canada, and Mexico. The exclusivity term shall commence on the date that both parties agree in writing that sales of commercial quantities of product are initially made, and terminates on the later of the 7th anniversary of the commencement date or the date that SJE received a total of $50 million in profit-sharing. In no event shall the termination date exceed the 10th anniversary of the commencement date. The Agreement shall terminate upon the earlier of the exclusivity termination within the distribution rights terms or the termination of the distribution rights term. Contemporaneous with the Agreement, the Company signed a License Agreement with SJE, which provided for payment of royalties to the Company equal to 5% of all products sold by SJE.

      In conjunction with the Agreement with SJE, the Company agreed to pay WMS, in exchange for WMS waiving its exclusive worldwide marketing rights, 4% of any cash or other consideration received from SJE up to a total payment of $450,000. At the option of WMS, this payment may be made in cash, common stock or notes payable and warrants to purchase common stock. If the payment method selected by WMS includes warrants, the number of warrants issued will be calculated by dividing the amount due by the then current market value of the Company's common stock. WMS elected the receipt of long term notes with accompanying warrants to purchase the Company's common stock at $1.67 per share. The warrants expire on the later of January 2, 2003 or three years from date of issuance. At December 31, 2003, these warrants totaled 48,012 shares at $1.67 per share, and have been recorded at fair value using the Black-Scholes option-pricing model assumptions. The resulting compensation expense of $25,864 was recorded to additional paid in capital in 2002 and 2001.

      The agreement appended a forecast that estimated growing to 37,500 units in 2008 with unit selling costs of $3,200 to $2,750 and unit manufacturing costs starting at $1,864 and dropping to $574. As of the date of this filing the Company has not sold any units due to lack of funding to finish development, and also due to the Clean Water Appliance going through design iterations to increase reliability, increase output and reduce cost.

      On June 1, 2005, the Company secured a loan in the amount of $60,000 with SJE to fund ongoing operational expenses (the "SJE Loan"). Under the terms of the SJE Loan, Ovation has agreed to repay the principal amount of the loan on or before June 1, 2006. Interest will accrue and compound monthly at the Prime Rate plus 1% (the "Interest Rate") and will be payable to SJE on a monthly basis. The SJE Loan is subject to customary terms and conditions, including acceleration and penalty interest of 7% above the Interest Rate in the event of certain defaults or events of nonpayment. In conjunction with the loan, SJE received a warrant to purchase up to 36,000 shares of Ovation's common stock at $1.67 per share. The warrant has a term of ten years. Because the warrant was issued in conjunction with the debt, the relative fair value of the warrants, $26,243, was recorded as additional paid-in capital and a debt discount on the SJE Loan. The total discount is being amortized to interest expense over the term of the loan. For the three month period ended June 30, 2005, non-cash interest expense related to the amortization of this discount was $2,186. In August 2005, SJE converted the SJE Loan into equity and received 36,000 shares of common stock and warrants to purchase 72,000 shares of common stock.

Alexandros Partners LLC

      On April 1, 2002, the Company entered a consulting agreement with Alexandros Partners LLC ("Alexandros"). Alexandros was retained to provide services as advisors to the Company with respect to proposed capital financing as well as other financial management services, and the agreement was to continue until completion of a financing, but no later than April 1, 2003. Upon the initial closing of a financing, the Company is required to pay Alexandros $50,000 in cash, and issue Alexandros a warrant to purchase 60,000 shares of the Company's common stock. The warrant will have a five-year life at an exercise price equal to the price per share of the securities issued at the initial closing of the financing. Under the consulting agreement, the Company issued Alexandros a warrant to purchase 60,000 shares of the Company's common stock, which resulted in a charge of $60,184 to general and administrative expenses in July 2002. In lieu of the $50,000 cash payment, the Company issued Alexandros 30,000 shares of its Series B-1 Preferred Stock.

      On July 7, 2004, and after the expiration of the initial agreement, the Company entered into a second consulting agreement with Alexandros. The term of the agreement will expire upon the earlier of completion of a financing or July 7, 2005. Upon execution of the agreement, the Company paid Alexandros $22,000, and upon closing of either (1) a financing in an amount of at least $1 million, or (2) the execution of a transaction (defined as "any merger, consolidation, reorganization or other business combination pursuant to which the business of the Company is combined with that of another party"), the Company will pay it's option of either (a) $50,000 in cash, or (b) shares of the Company's or its successor's common stock calculated as $50,000 divided by the purchase price per share of common stock issued in the financing. In addition, within 30 days of the financing, the Company will issue a warrant for 150,000 shares of common stock. The warrant will provide for full ratchet anti-dilution and will be exercisable at any time for a period of seven years at an exercise price equal to the purchase price per share of common stock issued in the financing. The number of shares under the warrant will be adjusted to reflect certain instances of stock splits, recapitalizations, or dividends that may occur during the term of the warrant. The warrant will become fully exercisable upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or upon the closing or completion of any transaction. The Company will be obligated to provide the compensation outlined above for a financing or a transaction, as defined, but not for both and only for the first to occur.

      On July 7, 2005, and after the expiration of the second consulting agreement, the Company entered into a third consulting agreement with Alexandros. The term of the agreement will expire upon the earlier of completion of a financing or July 7, 2006. Upon execution of the agreement, the Company paid Alexandros $25,000. Upon closing of one or more financings after August 1, 2005 raising an aggregate amount of at least $500,000, the Company, at Alexandros' option, will either (a) pay $50,000 in cash, or (b) issue a number of shares of common stock equal to the quotient of $50,000 divided by the purchase price per share of common stock issued in the financing. In addition, within 30 days of the financing, the Company will issue a warrant for 150,000 shares of common stock. For any investor introduced to the Company by Alexandros, Alexandros will receive (a) a cash payment equal to 5% of the gross proceeds to the Company from the investor and (b) a number of warrants equal to 5% of the number of shares of the Company's capital stock purchased by the investor. The warrant will be exercisable at any time for a period of ten years at an exercise price equal to the purchase price per share of common stock issued in the financing. The number of shares under the warrant will be adjusted to reflect certain instances of stock splits, recapitalizations, or dividends that may occur during the term of the warrant. The Company will be obligated to provide the compensation outlined above for a financing or a transaction, as defined, but not for both and only for the first to occur.

GreenShift Corporation

      Kevin Kreisler, who is the Chairman of the Board and Chief Executive Officer of GreenShift Corporation, is a director of Ovation and is nominated for re-election under Proposal 1.

      On August 8, 2005, Ovation entered into a letter agreement with INSEQ Corporation, an affiliate corporation of GreenShift Corporation (OTC Bulletin
Board: "GSHF"). GreenShift Corporation agreed on August 6, 2005, to purchase 600,000 shares of our common stock over a four month period beginning on August 30, 2005, for an aggregate purchase price of $1 million. In connection with the shares of common stock, GreenShift Corporation received warrants to purchase 1,200,000 shares of common stock at a price of $2.00 per share.

      The letter agreement provides, among other things, that in the event that we desire to contract with outside contractors to manufacture our Clean Water Appliances, our proprietary compact stand-alone distiller units, or certain components of our Clear Water Appliances, we will be required to engage INSEQ to manufacture the units or components if the terms of its proposal are at least as commercially favorable to us as any competing proposal we receive. The letter agreement further provides that INSEQ will provide us with certain prototype manufacturing services at cost. The right of first refusal granted to INSEQ will terminate on December 31, 2007.

      On August 9, 2005, we entered into a license agreement with GreenShift Industrial Design Corporation ("GreenShift Industrial"), a wholly-owned subsidiary of GreenShift Corporation. GreenShift Industrial focuses on the engineering and marketing of environmentally sensitive innovations and processes that enhance manufacturing efficiencies, improve resource utilization and minimize waste.

      Under the license agreement, we agreed to grant GreenShift Industrial certain exclusive and non-exclusive licenses to use our new patented and patent-pending implementations of a vapor compression water distillate process and our Clean Water Appliance (the "Technology") for certain applications of GreenShift Industrial identified in the agreement.

      Pursuant to the license agreement, GreenShift Industrial may develop, invent, make or have made, use, promote, distribute, sell and sublicense the Technology and any development or improvements thereto for the applications detailed in the agreement. The right to sublicense the Technology is limited to sublicenses to "portfolios companies" and affiliates of GreenShift Corporation and only for so long as they remain portfolio companies and affiliates. The term "portfolio companies" is defined in the license agreement to include GreenShift Corporation and any company in which GreenShift Industrial or GreenShift Corporation owns more than 15% of the outstanding equity interests. In addition, we have retained the right to directly sell products and/or provide services to third parties for the applications of GreenShift Industrial that are subject to the exclusive license, and we may enter into certain license or distribution agreements with third parties in connection with these applications, provided that in both cases, we will pay GreenShift Industrial royalty fees.

      In consideration of the licenses granted, GreenShift Industrial agreed to pay Ovation a royalty fee equal to 1% of service revenues or product sale revenues, or 20% of license revenue deriving from the use or license by GreenShift Industrial of the Technology and any development of and improvements to the Technology. The license agreement further provides for an additional license fee if GreenShift Industrial manufactures related equipment at its own expense. We also have a right of first refusal to engineer units based on the licenses for GreenShift Industrial. GreenShift Industrial is obligated to remit royalty fees under the agreement when cash flow permits but no less frequently than annually.

      Under the license agreement, title and ownership of the Technology is retained by Ovation. GreenShift Industrial has agreed to protect and maintain the confidentiality of the information related to the Technology for the term of the agreement and five years thereafter.

      The license agreement has a five year term unless terminated earlier pursuant to its terms, including at any time at the sole discretion of GreenShift Industrial. Ovation may terminate the license with respect to each application of GreenShift Industrial set forth in the agreement, upon at least 90 days prior notice, if during 2008 or any year thereafter GreenShift fails to generate more than $100,000 in revenue from such application deriving from the use of the Technology.

                                 OTHER BUSINESS

      No other matters are to be presented for action at the annual meeting other than as set forth in this proxy statement. If other matters should properly come before the annual meeting, however, the persons named in the accompanying proxy will vote all proxies in accordance with their best judgment.

                              STOCKHOLDER PROPOSALS

      Any proposal that a stockholder wishes to present at the 2006 Annual Meeting of Stockholders and to have included in Ovation's proxy materials pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, must be received in writing by the Secretary of Ovation Products Corporation on or prior to July 3, 2006. Any other proposal must be received in writing by the Secretary of Ovation Product Corporation at least 45 days prior to Ovation's annual meeting date.

                                     REPORTS

      The Company will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of the Company's Registration Statement on Form 10-SB, as amended, as filed with the SEC, including the financial statements included therein. Requests for copies of such Registration Statement should be addressed to Ovation Products Corporation at:

                             395 East Dunstable Road
                           Nashua, New Hampshire 03062
                             Attn: Robert MacDonald

      The Registration Statement on Form 10-SB, as amended, is not part of the Company's proxy soliciting materials.

                       WHO CAN HELP ANSWER YOUR QUESTIONS?

      If you have any questions concerning the proposals or if you would like additional copies of the proxy statement, please call us at (603) 891-3224.



                                    By Order of the Board of Directors

                                    /s/ William Zebuhr
                                    -----------------------------------------
                                    William Zebuhr
                                    Chairman of the Board

NASHUA, NEW HAMPSHIRE
SEPTEMBER 30, 2005

         APPENDIX A: OVATION PRODUCTS CORPORATION 1999 STOCK OPTION PLAN


                          OVATION PRODUCTS CORPORATION
                             1999 STOCK OPTION PLAN

      The purposes of the 1999 Stock Option Plan (the "Plan") are to encourage eligible Directors, employees, and consultants of Ovation Products Corporation (the "Company") and any subsidiary in which the Company owns, directly or indirectly, at least fifty percent (50%) of the total combined voting power of all classes of stock ("Subsidiary"), including officers who are employees, to increase their efforts to make the Company and each Subsidiary more successful, to provide an additional inducement for such individuals to remain with the Company or a Subsidiary, to reward such individuals by providing the opportunity to acquire the common stock, no par value, of the Company (the "Common Stock") on favorable terms and to provide a means through which the Company may attract able persons to enter the employ of the Company or its Subsidiaries.

                                    SECTION 1
                                 ADMINISTRATION

      The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board may appoint a Stock Option Committee comprised of two or more members to act on behalf of the Board in administering the Plan. A Stock Option Committee may be delegated any or all of the authority of the Board in the administration of the Plan. Members of any such Stock Option Committee shall be eligible to receive stock options only if so authorized by the Board.

      The Board or such Committee as it may appoint (hereinafter referred to as the "Board") shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the Plan as it shall deem to be necessary or advisable for the administration of the Plan consistent with the purposes of the Plan. The Board shall keep records of actions taken at its meetings.

                                    SECTION 2
                                   ELIGIBILITY

      The Directors of the Company or any Subsidiary, consultants to the Company or any Subsidiary, and those employees ("Key Employees") of the Company or any Subsidiary who share the primary responsibility for the management, growth or protection of the business of the Company or any Subsidiary shall be eligible to receive stock options and/or stock appreciation rights as described herein. Only Key Employees shall be eligible to receive incentive stock options as described herein.

      Subject to the provisions of the Plan, the Board shall have full and final authority to grant stock options and/or stock appreciation rights as described herein and, in its discretion, to determine the individuals to whom stock options and/or stock appreciation rights shall be granted and the number of shares to be covered by each stock option and/or stock appreciation right. In determining the eligibility of any individual, as well as in determining the number of shares covered by each stock option and/or stock appreciation right, the Board shall consider the position and the responsibilities of the individual being considered, the nature and value to the Company or a Subsidiary of his or her services, his or her present and/or potential contribution to the success of the Company or a Subsidiary and such other factors as they may deem relevant.

                                    SECTION 3
                       SHARES AVAILABLE FOR STOCK OPTIONS
                          AND STOCK APPRECIATION RIGHTS

      The aggregate number of shares of the Common Stock which may be issued or delivered under the Plan is 250,000 shares, as constituted at the time of adoption of the Plan by the Board, subject to adjustment and substitution as set forth in Section 6. The shares may be either authorized but unissued shares or treasury shares or partly each, as shall be determined by the Board.

      If any stock option or stock appreciation right granted under the Plan is canceled in full, the shares subject to such stock option or stock appreciation right shall again be available for the purposes of the Plan except that, to the extent that an alternative stock appreciation right granted in conjunction with a stock option is exercised, the number of shares thereby made available for purposes of the Plan shall be reduced by the number of shares, if any, delivered in exchange for the surrender of the related unexercised option.

                                    SECTION 4
              GRANT OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

      The Board shall have the authority, in its discretion, to grant "incentive stock options" pursuant to Section 422 of the Internal Revenue Code of 1986, as the same may from time to time be amended (the "Code"), or to grant "nonstatutory stock options" (stock options which do not qualify under Section 422 of the Code), or to grant both types of stock options (but not in tandem). The Board also shall have the authority, in its discretion, to grant stock appreciation rights in addition to nonstatutory stock options with the effect provided in Section 5(D), to grant alternative stock appreciation rights in conjunction with nonstatutory stock options or incentive stock options with the effect provided in Section 5(E), or to grant stock appreciation rights without related stock options with the effect provided in Section 5(F).

      The aggregate fair market value, determined as of the date of grant and as set forth in Section 5(J), of all shares issuable upon exercise of all incentive stock options which become exercisable by a Key Employee for the first time during any calendar year under all plans of the corporation employing such Key Employee, any parent or subsidiary corporations of such corporation and any predecessor corporation of any such corporation, shall not exceed $100,000.

                                    SECTION 5
                      TERMS AND CONDITIONS OF STOCK OPTIONS
                        AND/OR STOCK APPRECIATION RIGHTS

      Stock options and stock appreciation rights granted under the Plan shall be subject to the following terms and conditions:

      (a) The purchase price at which each stock option may be exercised (the "option price") shall be such price (either greater than, the same as, or less than the fair market value per share of the Common Stock on the date of grant) as the Board, in its absolute discretion, shall determine but (i) in the case of incentive stock options granted to a Key Employee who together with the members of his immediate family owns, or may be deemed to own, beneficially, more than 10% of the outstanding voting securities of the Company (as the terms "immediate family" and "beneficial ownership" are defined under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (such a Key Employee being hereinafter referred to as a "Principal Shareholder"), shall not be less than one hundred and ten percent (110%) of the fair market value per share of the shares of Common Stock covered by the stock option on the date of grant, (ii) in the case of incentive stock options, shall not be less than one hundred percent (100%) of the fair market value per share of the shares of Common Stock covered by the stock option on the date of grant, and (iii) in the case of nonstatutory stock options, shall not be less than the greater of the par value of the Common Stock or fifty percent (50%) of the fair market value per share of the shares of Common Stock covered by the stock option on the date of grant. If stock appreciation rights are granted without a related stock option, the Board, in its absolute discretion, shall determine the base price per share for such stock appreciation rights (the "base price") which shall not be less than the greater of the par value of the Common Stock or fifty percent (50%) of the fair market value per share of the Common Stock on the date of grant. In exercising its discretion, the Board shall take into account the fair market value of the Common Stock, the book value of the Common Stock, the nature and value to the Company of the Director's or Key Employee's service and such other factors as the Board may deem relevant. For purposes of this Section 5(A), fair market value shall be determined as set forth in Section 5(J).

      (b) The option price is to be paid in full in cash upon the exercise of a stock option; provided, however, that in lieu of cash an individual may, if authorized by the Board at the time of grant, exercise a stock option by tendering to the Company shares of Common Stock owned by the individual and having a fair market value on the date of exercise, determined as set forth in
Section 5(J), equal to the option price. The provisions of this Section 5(B) shall not preclude the payment of the option price of a stock option by any other legally permissible method specifically approved by the Board. No shares shall be issued or delivered upon exercise of a stock option until payment of the option price in full has been made. When payment of the option price in full has been made, the optionee shall be considered for all purposes to be the owner of the shares with respect to which payment has been made.

      (c) No stock option or stock appreciation right shall be exercisable during the first six months of its term (except that this limitation shall not apply if the optionee dies or becomes a Disabled Optionee, as defined in Section 5(H), and is voluntarily terminated with the consent of the Company or a Subsidiary during such six-month period). No nonstatutory stock option shall be exercisable after the expiration of ten years and six months from the date of grant. No incentive stock option (or alternative stock appreciation rights granted in conjunction with an incentive stock option) shall be exercisable after the expiration of ten years from the date of grant or, in the case of an incentive stock option (or alternative stock appreciation rights granted in conjunction with an incentive stock option) granted to a Principal Shareholder, five years from the date of grant. No alternative stock appreciation rights granted in conjunction with an incentive stock option shall be exercisable until the then fair market value of the Common Stock, determined as set forth in
Section 5(J), exceeds the option price. Except as provided in this Section 5(C) and in Section 5(H), stock options or stock appreciation rights may be exercised at such times, in such amounts and subject to such restrictions as shall be determined by the Board.

      (d) If stock appreciation rights are granted in addition to a nonstatutory stock option, such stock appreciation rights shall entitle the optionee upon exercise of the related stock option, or any portion thereof, to receive from the Company (in addition to the shares to be received upon exercise of the related stock option) that number of shares of the Common Stock having an aggregate fair market value on the date of exercise of the related stock option equal to the excess of the fair market value of one share of the Common Stock on such date of exercise over the option price per share of such related stock option times the number of shares covered by the related stock option, or portion thereof, which is exercised. No fractional shares shall be issued but instead, except as provided below, cash shall be paid in lieu of any fractional shares. The Board shall have the authority, in its discretion, to determine that the obligation of the Company shall be paid in cash, or part in cash and part in shares except that the Board shall not pay to any Director or Key Employee subject to the provisions of Section 16(b) of the Exchange Act any portion of the Company's obligation in cash (including cash in lieu of a fractional share) unless such related stock option is exercised during the period beginning on the third and ending on the twelfth business day following the date of release for publication of the Company's quarterly or annual summary statements of income. For purposes of this Section 5(D), fair market value shall be determined as set forth in Section 5(J).

      (e) If alternative stock appreciation rights are granted in conjunction with a nonstatutory or incentive stock option, such stock appreciation rights shall be exercisable only to the extent that the related stock option is exercisable. Such alternative stock appreciation rights shall entitle the optionee to surrender unexercised the related stock option, or any portion thereof, and to receive from the Company in exchange therefor that number of shares of the Common Stock having an aggregate fair market value on the date of exercise of the alternative stock appreciation rights equal to the excess of the fair market value of one share of the Common Stock on such date of exercise over the option price per share times the number of shares covered by the stock option, or portion thereof, which is surrendered. No fractional shares shall be issued but instead, except as provided below, cash shall be paid in lieu of any fractional shares. The Board shall have the authority, in its discretion, to determine that the obligation of the Company shall be paid in cash, or part in cash and part in shares except that the Board shall not pay to any Director or Key Employee subject to the provisions of Section 16(b) of the Exchange Act any portion of the Company's obligation in cash (including cash in lieu of a fractional share) unless such alternative stock appreciation rights are exercised during the period beginning on the third and ending on the twelfth business day following the date of release for publication of the Company's quarterly or annual summary statements of income. For the purposes of this
Section 5(E), fair market value shall be determined as set forth in Section
5(J).

      (f) If stock appreciation rights are granted without a related stock option, such stock appreciation rights shall entitle the Director or Key Employee to receive from the Company that number of shares of the Common Stock having an aggregate fair market value on the date of exercise of the stock appreciation rights equal to the excess of the fair market value of one share of the Common Stock on such date of exercise over the base price per share of such stock appreciation rights times the number of shares covered by the stock appreciation rights. No fractional shares shall be issued but instead, except as provided below, cash shall be paid in lieu of any fractional shares. The Board shall have the authority, in its discretion, to determine that the obligation of the Company shall be paid in cash, or part in cash and part in shares except that the Board shall not pay to any Director or Key Employee subject to Section 16(b) of the Exchange Act any portion of the Company's obligation in cash (including cash in lieu of a fractional share) unless such stock appreciation rights are exercised during the period beginning on the third and ending on the twelfth business day following the date of release for publication of the Company's quarterly or annual summary statements of income. For the purposes of this Section 5(F), fair market value shall be determined as set forth in Section 5(J).

      (g) No stock option or stock appreciation right shall be transferable by a Director or Key Employee other than by will, or if a Director or Key Employee dies intestate, by the laws of descent and distribution of the state of domicile of the Director or Key Employee at the time of death, and each stock option or stock appreciation right shall be exercisable during the lifetime of a Director or Key Employee only by the Director or Key Employee.

      (h) Except as otherwise provided in the following sentence, if the employment of a Key Employee is voluntarily terminated with the consent of the Company or a Subsidiary or a Key Employee retires under any retirement plan of the Company or a Subsidiary, any then outstanding incentive stock option held by such Key Employee shall be exercisable (to the extent exercisable on the date of termination of employment) by such Key Employee at any time prior to the stock option expiration date or within three months after the date of termination of employment, whichever is the shorter period. If the employment of a Key Employee who is disabled within the meaning of Section 422(C)(6) of the Code ("Disabled Optionee") is voluntarily terminated with the consent of the Company or a Subsidiary, any outstanding incentive stock option held by such Disabled Optionee shall be exercisable by such Disabled Optionee (to the extent exercisable) on the date of termination of employment) at any time prior to the stock option expiration date or within one year after the date of termination of employment, whichever is the shorter period. Whether termination of employment is a voluntary termination with consent and whether a Key Employee is disabled within the meaning of Section 422(c)(6) of the Code shall be determined in each case by the Board and any such determination by the Board shall be final and binding.

      If the employment of a Key Employee, or the service of a Director, is voluntarily terminated with the consent of the Company or a Subsidiary, or such Key Employee retires under any retirement plan of the Company or a Subsidiary, any then outstanding nonstatutory stock option held by such Key Employee or Director shall be exercisable (to the extent exercisable on the date of termination of employment) by such Key Employee or Director at any time prior to the stock option expiration date or within one year after the date of termination of employment, whichever is the shorter period.

      If the employment of a Key Employee, or the service of a Director, holding stock appreciation rights granted without a related stock option is voluntarily terminated with the consent of the Company or a Subsidiary, or such Key Employee retires under any retirement plan of the Company or a Subsidiary, any such then outstanding stock appreciation rights held by such Key Employee or Director shall be exercisable (to the extent exercisable on the date of termination of employment) by such Key Employee or Director at any time prior to the expiration date of the stock appreciation rights or within one year after the date of termination of employment, whichever is the shorter period.

      Following the death of a Director or Key Employee, any outstanding stock option or stock appreciation rights granted without a related stock option held by such Director or Key Employee at the time of death shall be exercisable in full (whether or not so exercisable on the date of the death of the Director or Key Employee, but subject to such other restrictions on the exercise of incentive stock options as are set forth in Section 5(C) by the person or persons entitled to do so under the will of the Director or Key Employee, or, if the Director or Key Employee shall fail to make testamentary disposition of such stock option or stock appreciation rights or shall die intestate, by the legal representative of the Director or Key Employee, in either case at any time prior to the expiration date of such stock option or stock appreciation rights or within one year after the date of death, whichever is the shorter period.

      If the employment of a Key Employee or the service of a Director who is an optionee or holds stock appreciation rights granted without a related stock option terminates for any reason other than as set forth in this Section 5(H), the rights of such Director or Key Employee under any then outstanding stock option or stock appreciation rights granted without a related stock option shall terminate at the time of such termination of employment.

      (i) Each stock option shall be confirmed by a stock option agreement which shall be executed by the Chairman of the Board or the President on behalf of the Company and by the person to whom such stock option is granted. Stock appreciation rights which are granted without a related stock option shall be confirmed by a stock appreciation rights agreement which shall be executed by the Chairman of the Board or the President on behalf of the Company and by the person to whom such stock appreciation rights are granted.

      (j) So long as the Common Stock is not listed on a national or regional securities exchange or quoted in the inter-dealer quotation system maintained by the National Association of Securities Dealers, Inc., the Board shall in good faith determine the fair market value of the Common Stock on or as of the date on which fair market value is to be determined. At such time as the Common Stock shall be listed on a national or regional securities exchange or quoted in the inter-dealer quotation system maintained by the National Association of Securities Dealers, Inc., the Board shall adopt such rules for determining fair market value of the Common Stock, which shall employ such generally accepted criteria of value and make reference to such generally available and reliable publications as the Board in its discretion may determine to be appropriate.

      Subject to the foregoing provisions of this Section 5 and the other provisions of the Plan, any stock option or stock appreciation rights granted under the Plan shall be subject to such other terms and conditions as the Board shall deem advisable on the date of grant.

                                    SECTION 6
                      ADJUSTMENT AND SUBSTITUTION OF SHARES

      If a dividend or other distribution shall be declared upon the Common Stock payable in shares of the Common Stock, the number of shares of the Common Stock then subject to any outstanding stock option or stock appreciation rights granted without a related stock option and the number of shares which may be issued or delivered under the Plan but are not then subject to an outstanding stock option or stock appreciation rights granted without a related stock option shall be adjusted by adding thereto the number of shares which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend or distribution.

      If the outstanding shares of the Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Company or another corporation, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of the Common Stock subject to any then outstanding stock option or stock appreciation rights granted without a related stock option and for each share of the Common Stock which may be issued or delivered under the Plan but are not then subject to an outstanding stock option or stock appreciation rights granted without a related stock option, the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchangeable.

      In case of any adjustment or substitution as provided for in this Section 6, (i) the aggregate option price for all shares subject to each then outstanding stock option prior to such adjustment or substitution shall be the aggregate option price for all shares of stock or other securities (including any fraction) to which such shares shall have been adjusted or which shall have been substituted for such shares and (ii) the aggregate base price for all shares subject to outstanding stock appreciation rights granted without a related stock option shall be the base price for all shares of stock or other securities (including any fraction) to which such shares shall have been adjusted or which shall have been substituted for such shares. Any new option price or base price per share shall be carried to at least 3 decimal places with the last decimal place rounded upwards to the nearest whole number.

      No adjustment or substitution provided for in this Section 6 shall require the Company to issue or sell a fraction of a share or other security. Accordingly, all fractional shares or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution.

      All references in this Plan to shares shall, where the context so requires, be deemed to be references to such shares as adjusted pursuant to this
Section 6. If any such adjustment to the number of shares subject to the grant of stock options requires the approval of stockholders in order to enable the Company to issue incentive stock options then no such adjustment shall be made without the approval of the stockholders. Notwithstanding the foregoing, in the case of incentive stock options, if the effect of any adjustment or substitution is to cause the stock option to fail to continue to qualify as an incentive stock option or to cause a modification, extension or renewal of such stock option within the meaning of Section 424(h) of the Code, the Board of Directors may elect not to make such adjustment or substitution but rather shall use reasonable efforts to effect such other adjustment of each then outstanding stock option as the Board of Directors in its sole discretion shall deem equitable and which will not result in any disqualification, modification, extension or renewal (within the meaning of Section 424(h) of the Code) of such stock option.

                                    SECTION 7
           EFFECT OF THE PLAN ON THE RIGHTS OF DIRECTORS OR EMPLOYEES

      Neither the adoption of the Plan nor any action of the Board pursuant to the Plan shall be deemed to give any Director or employee any right to be granted a stock option and/or stock appreciation rights under the Plan and nothing in the Plan, in any stock option or in any stock appreciation rights granted under the Plan, or in any stock option agreement or any stock appreciation rights agreement shall confer any right to any Director or employee to continue as a Director of the Company or any Subsidiary or to continue in the employ of the Company or any Subsidiary or interfere in any way with the rights of the Company or any Subsidiary to terminate the employment of any employee at any time.

                                    SECTION 8
                                    AMENDMENT

      The right to alter and amend the Plan at any time and from time to time and the right to revoke or terminate the Plan are hereby specifically reserved to the Board; provided always that no such revocation or termination shall terminate any outstanding stock option and/or stock appreciation rights theretofore granted under the Plan; and provided further that no such alteration or amendment of the Plan shall, without prior shareholder approval, (i) increase the total number of shares which may be issued or delivered under the Plan, (ii) make any changes in the class of eligible Directors or employees or (iii) extend the periods set forth in the Plan during which stock options and/or stock appreciation rights may be granted. No alteration, amendment, revocation or termination of the Plan shall, without the written consent of the holder of a stock option and/or stock appreciation rights theretofore granted under the Plan, adversely affect the rights of such holder with respect to such stock option or stock appreciation rights.

                                    SECTION 9
                       EFFECTIVE DATE AND DURATION OF PLAN

      The date of adoption of the Plan with respect to incentive stock options shall be October 1, 2001 provided that the Plan is ratified and approved by the affirmative vote of the holders of at least a majority of the outstanding shares of voting stock of the Company at a meeting of such holders duly called, convened and held on or prior to September 30, 2002. The date of Adoption of Plan for nonstatutory stock options shall be August 27, 1999. No stock option or stock appreciation rights granted under the Plan may be exercised until after such ratification and approval. No stock option or stock appreciation rights may be granted under the Plan subsequent to August 26, 2009.

                       OVATION PRODUCTS CORPORATION, INC.
                                 REVOCABLE PROXY

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF OVATION PRODUCTS CORPORATION, INC., FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 28, 2005 AND ANY ADJOURNMENT THEREOF.

      THE UNDERSIGNED HEREBY ACKNOWLEDGES PRIOR RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS (THE "MEETING") AND THE PROXY STATEMENT DESCRIBING THE MATTERS SET FORTH BELOW, AND INDICATING THE DATE, TIME AND PLACE OF THE MEETING, AND HEREBY APPOINTS THE BOARD OF DIRECTORS OF OVATION PRODUCTS CORPORATION (THE "COMPANY"), OR ANY OF THEM, AS PROXY, EACH WITH FULL POWER OF SUBSTITUTION TO REPRESENT THE UNDERSIGNED AT THE MEETING, AND AT ANY ADJOURNMENT OR ADJOURNMENTS THEREOF, AND THEREAT TO ACT WITH RESPECT TO ALL VOTES THAT THE UNDERSIGNED WOULD BE ENTITLED TO CAST, IF THEN PERSONALLY PRESENT ON THE MATTERS REFERRED TO ON THE REVERSE SIDE IN THE MANNER SPECIFIED.

      THIS PROXY, IF EXECUTED, WILL BE VOTED AS DIRECTED, BUT, IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED. PLEASE DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE. THIS PROXY MUST BE RECEIVED BY THE COMPANY NO LATER THAN OCTOBER 26, 2005.

      THIS PROXY IS REVOCABLE AND THE UNDERSIGNED MAY REVOKE IT AT ANY TIME PRIOR TO THE MEETING BY GIVING WRITTEN NOTICE OF SUCH REVOCATION TO THE SECRETARY OF THE COMPANY. SHOULD THE UNDERSIGNED BE PRESENT AND WANT TO VOTE IN PERSON AT THE MEETING, OR ANY ADJOURNMENT THEREOF, THE UNDERSIGNED MAY REVOKE THIS PROXY BY GIVING WRITTEN NOTICE OF SUCH REVOCATION TO THE SECRETARY OF THE COMPANY ON A FORM PROVIDED AT THE MEETING.

                (Continued and to be signed on the reverse side)

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF PROPOSAL 1, PROPOSAL 2
                                 AND PROPOSAL 3

                                                         FOR   AGAINST   ABSTAIN
1.    Approval to re-elect William Zebuhr, Robert
      MacDonald, William Lockwood, Dr. Louis Padulo,
      Laurie Lewandowski, Nathan Fetting, Yiannis
      Monovoukas and Kevin Kreisler to serve as
      directors until the next annual meeting of
      stockholders or until their successors are
      elected and qualified.                             |_|     |_|       |_|

                                                         FOR   AGAINST   ABSTAIN
2.    Approval to ratify the appointment of Wolf &
      Company, P.C. as independent auditors of the
      Company for the fiscal year ending December 31,
      2005.                                              |_|     |_|       |_|

                                                         FOR   AGAINST   ABSTAIN
3.    Approval of an increase of 1,500,000 shares in
      the number of shares of common stock that may
      be issued or delivered under the Company's 1999
      Stock Option Plan.                                 |_|     |_|       |_|


      To vote, in its discretion, upon any other matters that may properly come before the Meeting or any adjournment thereof. The board of directors is not aware of any other matters that will come before the Meeting.

      NAME (EXACTLY AS IT APPEARS ON YOUR STOCK CERTIFICATE):

      DATE:______________

      SIGNATURE(S)__________________________

      SIGNATURE(S)__________________________

      MAILING ADDRESS ______________________

      ______________________________________

      ______________________________________

      PHONE:___________________

      EMAIL ADDRESS:_____________________


      PLEASE DATE THIS PROXY AND SIGN YOUR NAME EXACTLY AS YOUR NAME APPEARS ABOVE. JOINT ACCOUNTS NEED ONLY ONE SIGNATURE, BUT ALL STOCKHOLDERS SHOULD SIGN IF POSSIBLE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN OR SIMILAR POSITION, PLEASE ADD YOUR FULL TITLE AS SUCH TO YOUR SIGNATURE. IF A CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME BY PRESIDENT OR AN AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON. PLEASE RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.